Exhibit 10.21

SECOND AMENDMENT TO THE

PENSION BENEFIT EQUALIZATION PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS SECOND AMENDMENT to the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is retroactively effective as of January 1, 1997.

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Company”) sponsors the Plan and the Company has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Company (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, retroactively effective as of January 1, 1997, as follows:

I.

Section 5(b) of the Plan is hereby amended by inserting “(i)” immediately before “without regard to” and by inserting immediately before the period at the end of the sentence the phrase: “, and (ii) without regard to any amendment to the Retirement Account (whether or not retroactively effective) adopted after January 1, 2009”

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by the Plan Benefits Committee of the Corporation this 4th day of April, 2011.

/s/ Asad Husain	/s/ Chester Verceglio
Asad Husain	Chester Verceglio

/s/ Louis Sapirman	/s/ Kathy Guinnessey
Louis Sapirman	Kathy Guinnessey

THIRD AMENDMENT TO THE

PENSION BENEFIT EQUALIZATION PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS THIRD AMENDMENT to the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that Section 14(d) of the Plan be, and it hereby is, amended by deleting the section in its entirety and replacing it with the following:

(d)	Except as provided below with respect to domestic relations orders, benefits payable under the Plan and the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on the Plan or the Corporation. The Plan and the Corporation shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Notwithstanding subsection (a) above, the Plan shall comply with the terms of a domestic relations order that the Committee has approved pursuant to the domestic relations order procedures maintained by the Committee for this purpose (the “DRO Procedures”). If a party submits a domestic relations order to the Committee for approval under the Plan, the Committee shall determine whether or not the domestic relations order meets the requirements for approval specified by the DRO Procedures. If the Committee determines that the domestic relations order meets the requirements for approval specified by the DRO Procedures, the Committee shall approve and comply with the terms of the domestic relations order. Any payment of a Participant’s Plan benefits to a party other than the Participant pursuant to the terms of an approved domestic relations order shall be charged against and reduce the Participant’s benefits under the Plan; all determinations of benefits under the Plan shall be made with this principle in mind such that there is no duplication of benefits. Neither the Plan, the Corporation, any other Employer, the Board, the Committee, nor any other party shall be liable in any manner to any person, including but not limited to any Participant or Beneficiary, for complying with the terms of an approved domestic relations order.

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by the Plan Benefits Committee of the Corporation this 4th day of April, 2011.

THE PLAN BENEFITS COMMITTEE

/s/ Asad Husain	/s/ Chester Verceglio
Asad Husain	Chester Verceglio

/s/ Louis Sapirman	/s/ Kathy Guinnessey
Louis Sapirman	Kathy Guinnessey

FOURTH AMENDMENT TO THE

PENSION BENEFIT EQUALIZATION PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS FOURTH AMENDMENT to the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, effective as of January 1, 2009, by adding a new Section 4(d) as follows:

(d)	Effective January 1, 2009, this Section 4(d) shall apply notwithstanding the provisions of the Plan (other than Sections 14(a) or 14(b)) that would otherwise determine the time and form of payment. To the extent that any amount deferred under the Plan for a Participant does or could determine, or the time or form of payment affects or could affect, the amount deferred under, or the payment provisions of, one or more nonqualified deferred compensation plans (each an “Offsetting Plan”), the time and form of payments under this Plan and any Offsetting Plan shall be identical.

(i)	If there is any potential for the time and form of payments under this Plan and any Offsetting Plan not being identical, then the following shall apply. Any permissible payment event under Code Section 409A that is a payment event under either of these plans shall be an applicable payment event under all such plans. If the plans contain the same permissible payment event under Code Section 409A, but the payment event is defined differently under at least one of the plans, the payment event shall be defined for all plans using the narrowest of the applicable definitions (meaning the definition resulting in the smaller scope of events that would constitute payment events). If the plans contain the same permissible payment event under Code Section 409A, but the schedule of payments following the payment event is different under at least one of the plans, the schedule of payments under all plans shall be the payment schedule resulting in, or potentially resulting in, the latest final payment date, and if the payment schedules result in, or potentially result in, the same latest final payment date, the payment schedule commencing, or potentially commencing, at the latest possible date, and if those dates are the same the payment schedule generally resulting in the amount deferred being paid at the latest dates.

(ii)	This Section 4(d) shall at all times be interpreted to comply with IRS Notice 2010-6, § XI, as modified and supplemented by subsequent IRS guidance.

IN WITNESS WHEREOF, this Fourth Amendment has been executed by the Plan Benefits Committee of the Corporation this 22nd day of December, 2011.

/s/ Asad Husain	/s/ Kathy Guinnessey
Asad Husain	Kathy Guinnessey

/s/ Matthew Fritz	/s/ Louis Sapirman
Matthew Fritz	Louis Sapirman